NYSE: CVA JULY 22, 2015 Second Quarter 2015 Earnings Conference Call Exhibit 99.2

Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to 2015 and future periods are as of July 22, 2015. Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. In each case, a reconciliation to the nearest GAAP measure is provided. 2 July 22, 2015

Q2 2015 Summary (in millions, except EPS) Q2 2014 Q2 2015 FY 2015 Initial Guidance FY 2015 Revised Guidance (1) Revenue $432 $408 N/A N/A Adjusted EBITDA $121 $83 $450 - $490 $420 - $460 Free Cash Flow $15 $(40) $200 - $240 $130 - $170 Adjusted EPS $0.08 $(0.06) N/A N/A 1) Revised guidance as of 7/22/2015. 3 July 22, 2015 (Unaudited) • Strong operating performance in core business – Waste processing, energy production and metal recovery on target; record quarterly special waste revenue – Completed annual major maintenance cycle – well-positioned to achieve lower end of FY outlook for maintenance spend – 2015 efficiency and cost savings initiatives on target and adding value • Acquired Advanced Waste Services (AWS) TSD business – continued growth in environmental services capabilities • China equity swap / sale to monetize assets at attractive value for capital reallocation to new opportunities • Revising FY 2015 guidance range for Durham-York start-up delay – now targeting commercial operation in Q1 2016 – Represents one-time impact on Adjusted EBITDA and FCF in 2015, with negative working capital impact to reverse in 2016 – Additional impact on 2015 outlook from further weakness in recycled metal prices

Waste Update

- **Client and new business activity:**
  - NYC Queens MTS volume ramp up continuing (on track)
  - Acquisition of AWS supports growth in special waste volume and expansion of environmental services capabilities
- **Q2 2015 EfW waste processing revenue vs. Q2 2014:**
  - Same store price up $2 million (up 1.0%)
  - Same store volume down $2 million (down 0.7%), primarily due to maintenance timing
  - Record special waste revenues
- **Trends and outlook:**
  - Anticipate 2015 same store waste price growth ~1%
    - Average contractual escalation <1%
    - Special waste revenue growth of +10%
    - Spot market pricing flat
  - Mark-to-market contract transitions impacting average price vs. 2014

(Unaudited)

North America EfW [1] (in millions, except price)	Q2 2014A	Q2 2015A	2015E
Waste & Service Revenue:			
Waste Processing	$238	$231	$925 - $940
Debt Service	6	4	14
Other [2]	3	3	5 - 10
Total	**$247**	**$238**	**$945 - $965**
Tons: [3]			
Contracted [4]	3.6	4.4	
Uncontracted	0.8	0.5	
Total	**4.4**	**4.9**	**19.5 - 19.6**
Revenue per Ton: [5]			
Contracted	$48.39	$44.72	
Uncontracted	$59.17	$70.10	
Average	**$49.89**	**$47.29**	**$47.25 - $48.00**

1) North America EfW results include only Energy-from-Waste assets.
2) Other includes service revenue not directly related to waste processing.
3) Excludes liquid waste.
4) Includes contracts at transfer stations from which waste is internalized.
5) Calculated for waste and service revenue, excluding debt service and other revenue.

4 July 22, 2015

COVANTA
Powering Today. Protecting Tomorrow.

Energy Update North America EfW (in millions, except price) Q2 2014A Q2 2015A 2015E Energy Revenue: Energy Sales $79 $73 $300 - $320 Capacity 7 9 ~40 Total $86 $82 $340 - $360 MWh Sold: Contracted 0.8 0.8 3.0 - 3.1 Hedged 0.3 0.3 ~1.3 Market 0.2 0.4 ~1.4 Total 1.4 1.4 5.7- 5.9 Revenue per MWh: (1) Contracted $68.07 $63.69 ~$65 Hedged $43.20 $42.07 ~$46 Market $43.29 $31.43 ~$36 Average $57.77 $50.81 ~$53 • Q2 2015 EfW energy revenue drivers vs. Q2 2014: – Same store revenue down 9% • Price down $8 million • Volume up $1 million • Trends and outlook: – 2015 total generation at market expected to be approximately 1.6 million MWh – outlook unchanged • EfW: ~1.4 million MWh • Biomass: 0.2 million MWh – 2015 forward prices remain below 2014 levels 5 1) Excludes capacity revenue. July 22, 2015 (Unaudited)

Recycled Metals Update North America ($ in millions, except price; tons in thousands) Q2 2014A Q2 2015A 2015E Metals Revenue: Ferrous $18 $11 $40 - $45 Non-Ferrous 7 6 20 - 25 Total $25 $17 $60 - $70 Tons Sold: Ferrous 85 85 340 - 350 Non-Ferrous 8 8 30 - 32 Revenue per Ton: Ferrous $204 $127 ~$130 Non-Ferrous $963 $741 ~$775 Average HMS index price (1) $368 $236 ~$225 • Q2 2015 revenue drivers vs. Q2 2014: – EfW same store revenue changes: • Ferrous volume up 5% • Non-ferrous volume up 5% • Ferrous and non-ferrous price down 50% and 24%, respectively • Trends and outlook: – Targeting record tons recovery again in 2015 – Weakness in ferrous pricing expected to continue for remainder of 2015 • July HMS #1 Index $247 per ton, down ~31% year-over-year • Historical 5-year average HMS #1 Index ~$355 / ton – Aluminum futures indicate continued pressure in non- ferrous prices for the balance of 2015 – Overall negative metal price impact of ~$10 million vs. initial guidance levels 6 1) Q2 2015 and Q2 2014 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market. July 22, 2015 (Unaudited)

Plant Operating Expense and Maintenance Capex Update 7 July 22, 2015 • Q2 2015 summary: – Total EfW maintenance spend (expense + capex) up 32% vs. Q2 2014, due primarily to outage timing – North America EfW other plant operating expenses up 1% vs. Q2 2014 on a same store basis • Trends and outlook: – 2015 EfW maintenance plan execution on track – total maintenance spend expected to be towards lower end of FY 2015E range • Q2 2015 and 2015E figures reflect reclassification of capital expenditures at service fee operated facilities as expense (1) – Impact of $14 million and ~$30 million, respectively (Unaudited) Total Company (in millions) Q2 2014A Q2 2015A 2015E Plant Maintenance Expense: North America EfW (1) $59 $81 $260 - $270 Other 3 4 Total $62 $85 Maintenance Capex: North America EfW (1) $22 $26 $65 - $75 Other 3 3 ~15 Total $25 $29 $80 - $90 Total EfW Maintenance Spend $81 $107 $325 - $345 Other Plant Operating Expenses: North America EfW $152 $155 Other 54 60 Total $206 $215 1) Per adoption of FASB ASC 853 – Service Concession Arrangements, effective January 1, 2015. Accounting change does not impact total EfW maintenance spend

Business Outlook • Executing on key operational objectives – Consistent operational performance – Efficiency initiatives on track to deliver ~$30 million Adjusted EBITDA benefit in 2015 – New York City Queens MTS operations continue ramping – on track to reach targeted run rate by Q4 2015 – Durham-York EfW facility expected to commence commercial operations in Q1 2016 • Addressing start-up challenges and engaged in litigation with contractors • Impact from construction delays one-time in nature; outlook for 20-year operating contract unchanged • Commodity markets remain challenging – Significant energy and metal price decline vs. 2014, with further decline in metals pricing from initial guidance • Pursuing long-term growth opportunities – Focus on culture of continuous improvement in all activities – Construction of Dublin EfW facility on track – Leveraging current asset base and infrastructure to offer additional waste processing capabilities and services • TSD acquisitions are highly synergistic – Continue to look at potential opportunities for EfW portfolio expansion ‒ both in North America and internationally 8 July 22, 2015

Financial Overview 9 July 22, 2015

432 411 411 397 397 408 - 8 9 16 5 - 14 11 Q2 2014 Waste and Service Energy Metals Total Contract Transitions Transactions Construction Other Q2 2015 $ i n M il li o n s Revenue: Q2 2015 vs. Q2 2014 10 (Unaudited) July 22, 2015 North America EfW Same Store North America EfW + = +

121 83 83 8 10 6 11 3 Q2 2014 Energy Price Metals Price Maintenance Expense Waste & Service Fee Contract Transitions Other Q2 2015 $ i n M il li o n s Adjusted EBITDA: Q2 2015 vs. Q2 2014 1) Includes a $5 million reduction in debt service pass through billings. 11 (Unaudited) July 22, 2015 (1) North America EfW Same Store

Free Cash Flow: Q2 2015 vs. Q2 2014 15 38 (40) - 11 5 11 - Q2 2014 Adjusted EBITDA Maintenance Capex Cash Interest Other Q2 2015 $ i n M il li o n s 12 (Unaudited) July 22, 2015 1) Maintenance capex up $11 million on comparable accounting methodology vs. 2014. Reported maintenance capex under new Accounting Standard effective January 1, 2015 up $4 million, reflecting $7 million reclass from capital expenditure to expense and pre-payments. 2) Primarily working capital timing. (1) (2)

Growth Investment Outlook Growth Investments (Unaudited, in millions) FY 2014 Actual FY 2015 YTD (1) FY 2015 Outlook Organic growth investments (2) $ 26 $ 18 ~ $ 25 New York City contract 59 19 ~40 Essex County EfW emissions control system (3) 17 13 ~35 Acquisitions 13 48 48 Dublin facility construction 28 90 200 - 225 Total growth investments $ 143 $ 188 ~ $ 350 - 375 13 July 22, 2015 1) As of 6/30/2015. 2) Organic growth programs are focused primarily on growing waste and metal revenue. 3) Classified as growth investment because cost is reflected in overall economic benefit of contract restructuring completed in 2013. • Dublin construction primarily funded with offshore cash and project financing – no impact on domestic capital allocation • Strategic acquisitions to be targeted on an opportunistic basis – potential investment not reflected in FY 2015 outlook • Acquisition of AWS TSD assets completed in May 2015 for $48 million

Debt Structure 14 July 22, 2015 As of 6/30/15 (Face Value; $ in millions) Covanta Energy, LLC Revolving Credit Facility due 2019-2020: (2) $1,000 Term Loan due 2020: 200 Equipment Leases due 2024-2027: 75 Domestic Subsidiaries Project Debt: $165 International Subsidiaries (3) Project Debt: $57 Dublin Convertible Preferred: $45 Covanta Holding Corporation 7.250% Senior Notes due 2020: $400 6.375% Senior Notes due 2022: 400 5.875% Senior Notes due 2024: 400 Tax-Exempt Corporate Bonds due 2024-2042: (1) 335 Tax-Exempt Corporate VRDBs due 2043: (1) 34 1) The fixed rate and variable rate tax-exempt bonds are obligations of Covanta Holding Corporation and are guaranteed by Covanta Energy, and as such are effectively senior in right of payment to the other indebtedness of Covanta Holding Corporation. 2) As of June 30, 2015, there were $351 million in borrowings and $226 million in letters of credit outstanding under the $1 billion revolving credit facility ($50 million due 2019 and $950 million due 2020). 3) Includes Dublin junior term loan funded into escrow ($56 million as of 6/30/15). Remaining undrawn commitments under Dublin senior credit agreement of €250 million.

2015 Guidance Update

(in millions)	FY 2015 Initial Guidance	FY 2015 Revised Guidance [1]
Adjusted EBITDA	$450 - $490	$420 - $460
Free Cash Flow	$200 - $240	$130 - $170

- **Durham-York start-up delay expected to have one-time impacts on Adjusted EBITDA and Free Cash Flow in 2015**
- **Further weakness in recycled metal pricing also impacting 2015 outlook**
- **Adjusted EBITDA** (estimated impacts vs. original guidance):
  - Durham-York: increased costs to achieve plant commissioning and deferral of operating revenue ~$20 million
  - Lower recycled metal prices ~$10 million
- **Free Cash Flow** (estimated impacts vs. original guidance):
  - Adjusted EBITDA plus additional working capital impact of ~$40 million
    - Durham-York delay expected to push milestone payments to 2016
    - Other working capital timing in base business
- **Long-term outlook:**
  - Expect to achieve Durham-York commercial operations in Q1 2016 – commissioning costs to be one-time
  - Working capital to reverse and benefit 2016

1) Revised guidance as of 7/22/2015.

15 July 22, 2015

COVANTA

Powering Today. Protecting Tomorrow.

Appendix 16 July 22, 2015

Capitalization Summary 1) Includes debt principal related funds ($22 million as of 6/30/15) and Dublin financing funded into escrow ($56 million as of 6/30/15) 2) Debt balances are presented at principal value, not book value. 3) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal-related restricted funds. 4) Ratio is computed for Covanta Holding Corporation. Differs from calculation required under Covanta Energy’s credit facility. See slide 21 for a reconciliation of 2013, 2014, and LTM Adjusted EBITDA. (Unaudited, in millions) 12/31/2013 12/31/2014 6/30/2015 Cash and Cash Equivalents $ 190 $ 84 $ 66 Restricted Funds (Debt Principal Related) (1) 45 86 78 Corporate Debt: Secured $ 404 $ 405 $ 626 Unsecured 1,617 1,569 1,569 Total Corporate Debt $ 2,021 $ 1,974 $ 2,195 Project Debt 212 225 222 Total Debt (2) $ 2,233 $ 2,199 $ 2,417 Stockholders’ Equity $ 906 $ 784 $ 630 Net Debt (3) $ 1,998 $ 2,029 $ 2,273 Availability under Revolving Credit Facility $ 519 $ 693 $ 423 Net Debt / Adjusted EBITDA (4) 4.0x 4.3x 5.3x 17 July 22, 2015

Long-term Outlook: Debt Service Revenue Project Debt Repayment (Unaudited, in millions): 2008– 2014 2015 2016 2017 2018 2019 Beyond 2019 Total Principal Payments $872 $37 $16 $17 $18 $13 $77 Total Change in Principal-Related Restricted Funds (188) (5) — — (5) (9) (1) Net Cash Used for Project Debt Principal Repayment $684 $32 $16 $17 $13 $4 $76 Client Payments for Debt Service: (1) (Unaudited, in millions) 2008– 2014 2015 2016 2017 2018 2019 Beyond 2019 Debt Service Revenue – Principal (1) $342 $10 $6 $6 $5 $3 $42 Debt Service Revenue – Interest 94 4 4 3 3 2 18 Debt Service Billings in Excess of Revenue Recognized 105 1 4 5 (1) (1) 4 Client Payments for Debt Service (2) $541 $15 $14 $14 $7 $4 $64 Net Change in Debt Service Billings per Period $(99) $(9) $(1) $— $(7) $(3) $— 1) Includes pass-through lease payments for emission control system (~$4 million per year 2008-2012). 2) Related to Service Fee facilities only. Note: North American operations only. Excludes payments related to project debt refinancing. JUNE 2015 18

Long-term Outlook: Energy Detail North America EfW Facilities (Unaudited, in millions, except price) 2013A 2014A 2015E 2016E 2017E 2018E 2019E MWh Sold – CVA Share: Contracted 3.6 3.2 3.0 - 3.1 2.9 2.4 2.1 2.1 Hedged 0.8 1.4 ~1.3 1.6 0.8 0.1 0.0 Market 1.0 1.1 ~1.4 2.0 3.2 4.3 4.4 Total MWh Sold 5.3 5.6 5.7- 5.9 ~6.4 ~6.5 ~6.5 ~6.5 Market Sales (MWh) by Geography: PJM East 0.6 0.4 0.4 1.2 2.1 2.6 2.6 NEPOOL 0.3 0.3 0.4 0.3 0.6 1.1 1.1 NYISO 0.0 0.0 0.2 0.1 0.1 0.2 0.2 Other 0.1 0.3 0.5 0.4 0.5 0.5 0.5 Total Market Sales 1.0 1.1 ~1.4 ~2.0 ~3.2 ~4.3 ~4.4 Revenue per MWh: (1) Contracted $63.92 $67.56 ~$65 Average ~$57 / MWh on contracts expiring through 2020 Hedged $39.01 $42.87 ~$46 Market $40.88 $49.12 ~$36 Average Revenue per MWh $56.01 $58.06 ~$53 19 July 22, 2015 Note: hedged generation as presented above reflects only existing hedges. 1) Excludes capacity revenue. • Note: Production estimates for 2015 - 2019 are approximated based on historical operating performance and expected contract structures

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow – Continuing Operations

(Unaudited, in millions)	Q2 2015	Q2 2014	YTD 2015	YTD 2014	Full Year Estimated 2015 [1]
Net (Loss) Income Attributable to Covanta Holding Corporation	**$ (6)**	**$ 5**	**$ (43)**	**$(4)**	
Operating loss related to insurance subsidiaries	-	-	-	1	
Depreciation and amortization expense	50	53	98	106	
Debt service expense	33	40	68	80	
Income tax (benefit) expense	(40)	6	(30)	(8)	
Net write-offs	24	7	24	16	
Loss on extinguishment of debt	2	-	2	2	
Other adjustments:					
Debt service billings in excess of revenue recognized	-	2	1	2	
Severance and reorganization costs	-	2	2	3	
Non-cash compensation expense	3	4	11	8	
Capital type expenditures at service fee operated facilities [2]	14	-	22	-	
Other non-cash items	3	2	7	2	
Subtotal other adjustments	**20**	**10**	**43**	**15**	
Total adjustments	**89**	**116**	**205**	**212**	
Adjusted EBITDA	**$83**	**$121**	**$162**	**$208**	
Cash interest payments	(45)	(50)	(64)	(58)	
Cash taxes	(4)	(5)	(6)	(7)	
Working capital / other	(45)	(25)	(61)	-	
Cash flow (used in) provided by operating activities from continuing operations	**$(11)**	**$41**	**$31**	**$143**	**$210 - $260**
Plus: Cash flow provided by operating activities from insurance subsidiaries	-	(1)	-	-	
Less: Maintenance capital expenditures	(29)	(25)	(55)	(61)	(80) - (90)
Free Cash Flow	**$(40)**	**$15**	**$(24)**	**$82**	**$130 - $170**
Shares Outstanding End of Period	133	131	133	131	

1) Revised guidance as of 7/22/2015.
2) Adjustment for impact of adoption of FASB ASC 853 – *Service Concession Arrangements* in order to provide comparability to prior period results and guidance range.

20 July 22, 2015

COVANTA
Powering Today. Protecting Tomorrow.

Non-GAAP Reconciliation: Adjusted EBITDA – Continuing Operations Full Year LTM (Unaudited, in millions) 2013 2014 6/30/2015 Net Income (Loss) from Continuing Operations Attributable to Covanta Holding Corporation $43 $(2) $(42) Operating loss related to Insurance subsidiaries 2 2 1 Depreciation and amortization expense 209 211 203 Debt service expense 159 147 135 Income tax expense 43 15 (6) Gain related to trust distribution (4) - - Net write-offs 15 64 72 Defined benefit pension plan settlement gain (6) - - Loss on extinguishment of debt 1 2 2 Net (loss) income attributable to noncontrolling interests in subsidiaries (1) 1 1 Other adjustments: Debt service billings in excess of revenue recognized 9 2 1 Severance and reorganization costs 2 9 8 Capital type expenditures at service fee operated facilities (1) - - 22 Non-cash compensation expense 15 17 20 Other non-cash items 7 6 11 Subtotal other adjustments 33 34 62 Total adjustments 451 476 470 Adjusted EBITDA $494 $474 $428 21 July 22, 2015 1) Adjustment for impact of adoption of FASB ASC 853 – Service Concession Arrangements in order to provide comparability to prior period results and guidance range. Note: Adjusted EBITDA results provided to reconcile the denominator of the Net Debt / Adjusted EBITDA ratios on slide 17.

Non-GAAP Reconciliation: Adjusted EPS Q2 YTD (Unaudited, in millions, except per share amounts) 2015 2014 2015 2014 Diluted (Loss) Earnings Per Share $(0.05) $0.04 $(0.33) $(0.03) Reconciling Items (0.01) 0.04 0.14 0.09 Adjusted EPS $(0.06) $0.08 $(0.19) $0.06 Reconciling Items Operating loss related to insurance subsidiaries $ - $ - $ - $1 Net write-offs 24 7 24 16 Severance and reorganization costs - 2 6 3 Loss on extinguishment of debt 2 - 2 2 Effect of foreign exchange loss (gain) on indebtedness (1) 1 1 - Total Reconciling Items, pre-tax 25 10 33 22 Pro forma income tax impact (11) (5) (14) (11) Legal entity restructuring charge (15) - - - Total Reconciling Items, net of tax $(1) $5 $19 $11 Diluted Earnings Per Share Impact $(0.01) $0.04 $0.14 $0.09 Weighted Average Diluted Shares Outstanding 132 131 132 129 22 July 22, 2015

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facili ties. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled for all periods to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations, less the results of operations of our insurance subsidiaries. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA reconciled for all historical periods to net income/loss from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP. Our projected full year 2015 Adjusted EBITDA is not based on GAAP net income/loss from continuing operations and is anticipated to be adjusted to exclude the effects of events or circumstances in 2015 that are not representative or indicative of our results of operations. Projected GAAP net income/loss from continuing operations for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, we do not have information available to provide a quantitative reconciliation of full year 2015 projected net income/loss from continuing operations to an Adjusted EBITDA projection. Adjusted EPS We use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, income and loss from discontinued operations, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS reconciled for all periods to diluted earnings per share from continuing operations, which is believed to be the most directly comparable measure under GAAP. 23 July 22, 2015